As filed with the Securities and Exchange Commission on March 19, 2021
File No. 333-254222

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SmartKem, Inc.
(Exact name of registrant as specified in its charter)
Delaware	3674	85-1083654
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Manchester Technology Center, Hexagon Tower
Delaunays Road, Blackley
Manchester, M9 8GQ U.K.
011-44-161-721-1514
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Bahns
Chief Financial Officer
Manchester Technology Center, Hexagon Tower
Delaunays Road, Blackley
Manchester, M9 8GQ U.K.
011-44-161-721-1514
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
John D. Hogoboom, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
(646) 414-6846
(Approximate date of commencement of proposed sale to the public) From time to time after this registration statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.   ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
SmartKem, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333- 254222) (the “Registration Statement”) as an exhibits only filing to file Exhibit 101 - XBRL. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

Item 16.   Exhibits and Financial Statement Schedules
(a)
Exhibits

Exhibit Index
Exhibit Number	Exhibit Description
2.1*	Share Exchange Agreement, dated as of February 23, 2021, among the Registrant, SmartKem Limited and the shareholders of SmartKem Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
3.3	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
3.4	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
4.1*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
5.1**	Opinion of Lowenstein Sandler LLP
10.1*	Engagement Letter, dated December 15, 2020, by and between GP Nurmenkari Inc. and SmartKem Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.2 #	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.3 #	U.K. Tax Advantaged Sub-Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.4	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.5*	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.6 #	Employment Agreement, dated as of February 23, 2021, by and between the Registrant and Ian Jenks (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.7 #	Employment Agreement, dated as of February 23, 2021, by and between SmartKem Limited and Robert Bahns (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.8 #	Employment Agreement, dated as of February 23, 2021, by and between SmartKem Limited and Simon Ogier (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.9 #	Consultancy Agreement, dated as of February 23, 2021, by and between SmartKem Limited and B Brown Consultants Ltd. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.10*	Licence of Office Space, dated September 16, 2020, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

Exhibit Number	Exhibit Description
10.11*	Licence of Office Space, dated April 21, 2020, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.12*†
Lease of The Whole of the 8th Floor, Hexagon Tower, Manchester, M9 8GP, dated April 16, 2019, between AG Hexagon BV and SmartKem Limited. (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.13†	Framework Services Agreement, dated February 23, 2021, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.14	Facility Agreement, dated January 26, 2021, by and between SmartKem Limited and FRCF 2 Limited (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.15	Debenture Agreement, dated January 26, 2021, by and between SmartKem Limited and FRCF 2 Limited (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.16	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.17	Form of Pre-Exchange Indemnity Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
10.18	Letter Agreement, dated as of February 23, 2021, among the Registrant and Octopus Titan VCT plc and certain related parties (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
16.1	Letter from Raich Ende Malter & Co. LLP as to the change in certifying accountant, dated as of February 23, 2021 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
16.2	Letter from Grant Thornton LLP as to the change in certifying accountant, dated as of February 23, 2021 (incorporated by reference to Exhibit 16.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
16.3	Letter from Mercer & Hole as to the change in certifying accountant, dated as of February 23, 2021 (incorporated by reference to Exhibit 16.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)
21.1**	List of Subsidiaries
23.1**	Consent of BDO LLP, independent registered public accounting firm
23.2**	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
23.3**	Power of Attorney (included on the signature page hereto)
101.INS*** XBRL Instance Document
101.SCH*** XBRL Taxonomy Extension Schema Document
101.CAL*** XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*** XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*** XBRL Taxonomy Extension Label Linkbase Document
101.PRE*** XBRL Taxonomy Extension Presentation Linkbase Document

*
Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

**
Previously Filed.

***
Filed herewith.

#
Indicates management contract or compensatory plan.

†
Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, Great Britain, the United Kingdom, on the 19th day of March, 2021.
SmartKem, Inc. By: /s/ Ian Jenks Ian Jenks Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Ian Jenks Ian Jenks	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2021
/s/ Robert Bahns Robert Bahns	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 19, 2021
* Klaas de Boer	Director	March 19, 2021
* Simon P. King	Director	March 19, 2021
* Barbra C. Keck	Director	March 19, 2021

*By:
/s/ Robert Bahns

Robert Bahns, Attorney-in-Fact